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                                                                     EXHIBIT 5.1
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                       [LETTERHEAD OF LATHAM & WATKINS]


                                December 19, 1996



Board of Directors
Southwest Water Company
225 North Barranca Avenue, Suite 200
West Covina, California 91791-1605

          Re:  Registration Statement on Form S-8
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Gentlemen:

          At your request we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 50,000 shares (the "Shares") of Common Stock, $.01 par value, of Southwest Water Company (the "Company"), none of which are issued and outstanding as of the date hereof, but which are issuable upon exercise of options to be granted in the future under the Stock Option Plan for Non-Employee Directors of Southwest Water Company (the "Plan").

          We are familiar with the proceedings taken by you, and with the additional proceedings proposed to be taken by you, in connection with the authorization and proposed issuance and sale of the Shares. Based upon the foregoing, we are of the opinion that, upon the exercise of options granted pursuant to the Plan and the issuance and sale of the Shares, each in the manner contemplated by the Registration Statement and the Summary of the Plan dated December 19, 1996, and each in accordance with the terms of the Plan, the Shares will be legally and validly issued, fully paid and nonassessable securities of the Company.

          We are opining herein as to the effect on the subject transaction of only the General Corporation Law of the State of Delaware and we assume no responsibility as to the application to the subject transaction, or the effect thereon, of any other laws, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any other state.

          We consent to your filing this opinion as an exhibit to the Registration Statement.

                                    Very Truly Yours,


                                    /s/ Latham & Watkins